UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3001 Griffin Road

Dania Beach, Florida 33312

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2016, Vapor Corp. (the “Company”) held a special meeting (the “Special Meeting”) of its stockholders. At the Special Meeting, the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio between 1-for-10,000 and 1-for-20,000, such ratio to be determined by the board of directors of the Company (the “Board”) (the “Reverse Stock Split”).

The Board has the discretion to implement the Reverse Stock Split at any time prior to April 15, 2017.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Special Meeting, stockholders representing 41,164,511 (69.91%) shares of the Company’s issued and outstanding shares of common stock were present in person or by proxy, representing a quorum for the purposes of the Special Meeting. The matters voted on at the Special Meeting and the results of the votes were as follows:

1.	The stockholders approved an amendment to the Certificate of Incorporation to effect the Reverse Stock Split.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
32,147,736	9,000,293	19,481	—

2.	The stockholders approved the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event the stockholders did not approve the Reverse Stock Split proposals.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
32,149,314	8,836,772	181,424	—

Item 8.01 Other Events

On March 21, 2016, the Company issued a press release announcing the results of its Special Meeting of Stockholders. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated March 21, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: March 21, 2016	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 21, 2016